UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2010

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza

100 Commercial Street

Box 130

Atchison, Kansas 66002

(Address of principal executive offices) (Zip Code)

(913) 367-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 27, 2010 Wells Fargo Bank, National Association consented to our prepayment of our outstanding indebtedness to GE Capital Public Finance and to our contribution to our subsidiary, Firebird Acquisitions, LLC, of an amount sufficient to permit it to prepay its obligations to Commerce Bank. On February 2, 2010, we received written confirmation of this consent.

Item 1.02.  Termination of a Material Definitive Agreement.

On January 27, 2010, we paid $2,147,570 to GE Capital Public Finance in satisfaction of our outstanding obligations under our September 24, 2004 Promissory Note to it.  On February 2, we contributed $1,137,071 to our subsidiary, Firebird Acquisitions, LLC, which used the funds to pay its outstanding obligations under its 5.48% secured promissory note to Commerce Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: February 3, 2010	By:	/s/ Timothy W. Newkirk
President and Chief Executive Officer